Exhibit 10.30

SECOND AMENDED AND RESTATED
RETAINER PLAN FOR ELIGIBLE DIRECTORS
OF
TOMPKINS FINANCIAL CORPORATION
AND ITS WHOLLY-OWNED SUBSIDIARIES
(formerly known as the “Stock Retainer Plan for Eligible Directors of Tompkins Trustco, Inc.
and Participating Subsidiaries”)

1.General. This Second Amended and Restated Retainer Plan (the "Plan") for Eligible Directors of Tompkins Financial Corporation and its wholly-owned subsidiaries (referred to collectively as the “Company”), provides that Eligible Directors (defined below) may elect to receive their compensation (collectively, “Fees”) payable for services as a member of the Board of Directors of the Company or any committee thereof in the following manner (each, a “Manner of Payment”):

a.In shares of common stock, par value $0. l 0 per share, of Tompkins Financial Corporation, pursuant to Section 5 of this Plan ("Deferred Stock Compensation"); and/or,
b.In deferred cash compensation, pursuant to Section 6 of this Plan ("Deferred Cash Compensation"); and/or,
c.In cash; and/or,
d.In shares of privately-placed Tompkins Financial Corporation Common Stock, par value $0. l 0 per share, pursuant to Section 11 of this Plan (the “Restricted Shares”);
provided, however, that the Tompkins Financial Corporation Board of Directors (the “TFC Board”) may, via resolution, establish policies governing an Eligible Director’s eligibility to receive compensation via one or more Manners of Payment. Fees will be payable at the beginning of each quarter (the “Payment Date”), in such amounts as the TFC Board may determine from time to time by resolution. For any Fees earned on and after January 1, 2018, and further subject to an Eligible Director's Valid Election, such Fees shall be paid in any combination of Manner of Payment above (unless otherwise limited by the TFC Board), except that only one Manner of Payment may be elected for each category of Fee. By way of illustration but not limitation, a director could elect to take the retainer portion of her Fees as Deferred Stock Compensation, and the committee service portion of her Fees as Cash, but she could not elect to take 50% of her retainer as Deferred Stock Compensation and 50% as cash. If the allocation of Fees across the available payment options results in a fraction, such fraction shall be rounded to the nearest dollar.

This Plan is a second amendment to and restatement of that certain Stock Retainer Plan for Eligible Directors of Tompkins Trustco, Inc. and Participating Subsidiaries, filed on May 12, 2005 with the SEC as Exhibit 10.l to Current Report on Form 8-K of Tompkins Financial Corporation (f/k/a Tompkins Trustco, Inc.), as further amended on December 31, 2017 by Amendment No. 1 to Retainer Plan for Eligible Directors of Tompkins Financial Corporation and its Wholly-Owned Subsidiaries. This Plan shall also replace in their entirety any and all Deferred Compensation Agreements made between Tompkins Trust Company and Eligible Directors. This Plan shall not replace, alter or amend any Deferred Compensation Agreements currently existing between The Bank of Castile and certain Eligible Directors.

2. Purpose. The purpose of this Plan is to advance the interests of the Company by enhancing the ability of the Company to attract and retain directors who are in a position to make significant contributions to the success of the Company, and to provide the opportunity for directors to align their interests with those of the Company’s stockholders by electing to receive some or all of their Fees as Deferred Stock Compensation.

3. Definitions. Capitalized terms used in this Plan without other definition shall, unless expressly stated otherwise, have the following meanings:

(a) “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

(b) “Direct Stock Purchase Plan” means the Dividend Reinvestment and Stock Purchase and Sale Plan sponsored by the Company and administered by the American Stock Transfer & Trust Company or such other substitute or successor open market purchase plan designated by the TFC Board.

(c) “Eligible Director” means (i) any director of the Company who is not an officer or employee of the Company and (ii) any other director who the Board of Directors of the Company shall designate as an Eligible Director.

(d) “Stock” means the common stock of Tompkins Financial Corporation, par value $0.10

(e) “Valid Election” means an election timely made and delivered in accordance with the instructions provided on the DEFERRED COMPENSATION (409A) ELECTION FORM, a copy of which is attached hereto as Exhibit A.

(f) “Valuation Date” means the last Business Day before the beginning of the Company’s immediately succeeding fiscal year, as applicable.

4. Administration. This Plan shall be administered by the TFC Board. The TFC Board has the authority to control and manage the operation and administration of this Plan, including (a) to adopt, amend and rescind rules and regulations for the administration of this Plan and (b) to interpret this Plan and to decide any questions and settle all controversies and disputes that may arise in connection with this Plan. Such determinations of the TFC Board shall be conclusive and shall bind all parties. Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, but not limited to, any applicable six month holding periods relating to Stock purchased or otherwise acquired under this Plan. To the extent any provision of this Plan or action by the TFC Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the TFC Board.

5. Deferred Stock Compensation

(a) Deferred Shares of Stock. Any Fees which an Eligible Director elects to receive as Deferred Stock Compensation will be transferred to a trustee subject to a rabbi trust agreement among the Company and a trustee designated by the TFC Board (the “Trust”). Pursuant to the Trust, the trustee will establish a Deferred Stock Compensation account (a “Deferred Stock Account”) for such Eligible Director(s); provided, however, that any deferred stock compensation accounts existing for Eligible Directors under this Plan prior to the Effective Date hereof shall, for the purposes of this Plan, be deemed a “Deferred Stock Account.” As Fees are earned, the Company will contribute such Fees to the trustee and the trustee will, subject to the terms of the Trust, acquire shares of Stock for such Eligible Director’s Deferred Stock Account on the open market pursuant to the Direct Stock Purchase Plan. The actual number of shares of Stock acquired by the Trust and deposited into an Eligible Director’s Deferred Stock Account will be equal to the quotient determined by dividing the Fees contributed by the Company to such Eligible Director’s Deferred Stock Account by the purchase price per share of Stock paid pursuant to the terms of the Direct Stock Purchase Plan. The actual price per share of Stock that will be paid under the Direct Stock Purchase Plan cannot be determined until a particular purchase is completed. Deferred Stock Compensation is available if, and only if, an Eligible Director has made a Valid Election directing that some or all of his or her Fees be paid as Deferred Stock Compensation.

(b) Rights as Stockholder; Assignment. Eligible Directors shall have no rights of a stockholder with regard to shares of Stock held in the Trust, and shall be subject to and governed by the terms of the Trust and this Plan. No right to receive payments under this Plan is transferable or assignable by an Eligible Director except by will or by the laws of descent and distribution or as may otherwise be provided for in the Trust or this Plan.

(c) Rights to Shares of Stock. An Eligible Director’s right to payment of Deferred Stock Compensation under this Plan is a contractual obligation of the Company to the Eligible Director, and his or her right to such shares of Stock shall be an unsecured claim against the general assets of the Company. However, the Company has established the Trust as an irrevocable rabbi trust for Eligible Directors for the purpose of holding assets used to provide the benefits required by this Plan. The Company shall make periodic contributions to the Trust as may be required to fund amounts payable under this Plan. The Trust provides an Eligible Director with assurance that deferred compensation will be paid to him or her in accordance with this Plan, except in the event of the Company’s bankruptcy or insolvency.

(d) Payment of Deferred Compensation.

(i) An Eligible Director will have the right to the payment of his or her Deferred Stock

Compensation upon the first to occur of the following events (each of the following a
“Distribution Triggering Event”):

•the Eligible Director’s attainment of his or her Target Age (as defined below);

•the Eligible Director’s termination of service as a director of the Company, subject to the second item of Section 5(d)(ii) below;

•the Eligible Director’s attainment of the age of seventy-two (72) years; or

•the Eligible Director’s death.

At the time of each Eligible Director’s first Valid Election only, an Eligible Director     may select an age between 65 and 71 to begin receiving payment of deferred compensation (a “Target Age”). The same Target Age shall apply to all forms of deferred compensation contemplated by this Plan, and such Target Age must be communicated in writing on the DEFERRED COMPENSATION (409A) ELECTION FORM . Once a Target Age has been selected, it cannot be amended, revoked or rescinded, either retroactively or prospectively.

(ii)        Upon the occurrence of a Distribution Triggering Event, payment of an Eligible Director’s Deferred Stock Compensation will be made as follows:

•Notwithstanding any other contrary provision contained herein or in any Valid Election, if at the time of the Distribution Triggering Event, the director has been an Eligible Director for less than ten (10) full years, or if an Eligible Director dies, he or she (or his or her beneficiaries or executors) shall receive all (100%) of his or her deferred compensation in a lump-sum amount (i) immediately, in the event of an Eligible Director’s death, or (ii) as soon as practicable following the first Business Day of January of the calendar year immediately following the occurrence of the Distribution Triggering Event.

•If, at the time of the Distribution Triggering Event, the director has been an Eligible Director for at least ten (10) full years, payment will be made upon the Eligible Director’s attainment of his or her Target Age and in accordance with such Eligible Director’s Payout Election (as hereinafter defined). In an Eligible Director’s first Valid Election only, an Eligible Director may elect to receive his or her deferred compensation (following a Distribution Triggering Event) in a lump-sum payment or in annual installment payments over a range of 1 to 7 years (such chosen method of payment a “Payout Election”). If a lump-sum amount is selected by an Eligible Director as his or her Payout Election, then such director shall receive all (100%) of his or her deferred compensation in a lump-sum amount as soon as practicable following the first Business Day of January of the calendar year immediately following the occurrence of the Distribution Triggering Event. The same Payout Election shall apply to all deferred compensation payable under this Plan, and such Payout Election must be communicated in writing on the DEFERRED COMPENSATION (409A) ELECTION FORM. Once a Payout Election has been selected, it cannot be amended, revoked or rescinded, either retroactively or prospectively. If no Payout Election is made, payment of deferred compensation shall be in the form of a lump-sum

(iii) If an Eligible Director’s Payout Election provides for annual installment payments, such payments will commence as soon as practicable following the first Business Day of January of the calendar year immediately following the occurrence of the Distribution Triggering Event (the “Distribution Commencement Date”), and will continue to be paid annually each year thereafter as soon as practicable following the first Business Day of each such subsequent calendar year (each a “Subsequent Distribution Date”) until the applicable calendar year following the occurrence of the Distribution Triggering Event (the “Termination Date”). Annual installments of Deferred Stock Compensation will be made over a period over a period of one (1) to seven (7) years in accordance with the Payout Election, and shall be made through the transfer of the shares of Stock held in the Eligible Director’s Deferred Stock Account established and maintained pursuant to the Trust. The number of shares of Stock distributed annually to an Eligible Director will be calculated in the following manner: the number of shares of Stock in the Eligible Director’s Deferred Stock Account as of the Valuation Date immediately preceding the Distribution Commencement Date will be multiplied by a fraction, the numerator of which is 1, and the denominator of which is the number of remaining annual distribution installments of Stock.

The number of the shares of Stock held in an Eligible Director’s Deferred Stock Account to be distributed annually on subsequent Distribution Dates will be determined annually on each corresponding Valuation Date until the Termination Date. By way of example, if an Eligible Director makes a Payout Election of seven (7) annual installments, and if his or her service as a director is terminated effective April 1, 2009, the Distribution Commencement Date will be on or about January 2, 2010 and the corresponding Valuation Date shall be December 29, 2009. Accordingly, if as of December 29, 2009 the Eligible Director has an aggregate of 1,350 shares of Stock in his Deferred Stock Account, the number of shares of Stock to be transferred to the Eligible Director from his or her Deferred Stock Account on or about January 2, 2010 shall be that number of shares of Stock equal to 1/7th of 1,350. The balance of the shares of Stock held in the Eligible Director’s Deferred Stock Account will be valued again on December 31, 2010 and that number of shares of Stock equal to 1/6th of the number of shares of Stock in the Deferred Stock Account as of December 31, 2010 will be distributed to the Eligible Director on or about January 2, 2011; and this process shall continue until the Termination Date.

(iv) In the event of an Eligible Director’s death before he or she has received all of the Deferred Stock Compensation distributions to which he or she is entitled, the lump-sum distribution will be made to the beneficiary designated in writing by the Eligible Director. If no such designation is in effect at the time any distribution becomes due hereunder, such distribution shall be made to the Eligible Director’s surviving spouse and, if the Eligible Director leaves no spouse surviving, to the Eligible Director’s executor or administrator. Beneficiary designations and changes thereof may be made by the Eligible Director during his or her lifetime by written notice filed with the Corporate Secretary of Tompkins Financial Corporation, which designation, and any subsequent change, shall take effect as of the date the notice is signed, recorded, and accepted by the Corporate Secretary of Tompkins Financial Corporation, subject to any distribution made by the Company or action taken by it before acceptance of the notice by the Corporate Secretary.

(v) All payments made to an Eligible Director pursuant to this Section 5(d) shall be subject to taxes required to be withheld under applicable laws and regulations of any governmental authorities.

(vi) An Eligible Director has no right to elect to accelerate the timing of any distribution or to change the form of distribution from what is set forth in this Section 5(d). In the event any Eligible Director is determined to be a “key employee”, as such term is defined in Internal Revenue Code Section 409A, or any successor to such statute of like import, then the distribution of benefits under this Section 5(d) to such Eligible Director shall not be made until six months after such Eligible Director separates from service as a director or, if earlier, the date of such Eligible Director’s death, but in no event earlier then the applicable Distribution Commencement Date and, if the Eligible Director’s separation is six months or less from the beginning of the calendar year immediately following the occurrence of the Distribution Event and such Eligible Director is determined to be a “key employee” as defined herein, such Eligible Director’s Distribution Commencement Date will be as soon as practicable following the expiration of the six month separation period.

(vii) In the event the Distribution Commencement Date or any subsequent Distribution Date does not fall on a Business Day, such date will be deemed to refer to the next Business Day thereafter.

(viii) In the event an Eligible Director serves as a director of more than one of the entities comprising the Company, his or her Distribution Triggering Event, Distribution Commencement Date and annual installments of Deferred Stock Compensation will be determined and paid separately relative to each entity.

6. Deferred Cash Compensation. Any Fees which an Eligible Director elects to receive as Deferred Cash Compensation will be deferred and credited as follows:

(a) The Company shall establish an unfunded deferred compensation account (the “Deferred Cash Account”) for the Eligible Director promptly upon receipt of his or her Valid Election; provided, however, that any deferred cash accounts existing for Eligible Directors under a Deferred Compensation Agreement with Tompkins Trust Company prior to the Effective Date hereof shall, for the purposes of this Plan, be deemed a “Deferred Cash Account.” The Company shall make payments with respect to such account as provided for under this Plan when such payments become payable hereunder. Any amount credited by the Company to such Deferred Cash Account shall be solely for record keeping purposes, shall remain a general asset of the Company subject to all claims by its creditors, and shall not be considered to be held in trust or in escrow or in any way vested in the Eligible Director.

(b) As Eligible Directors earn Fees, the Company shall credit Fees to their Deferred Cash Accounts in accordance with their Valid Elections.

(c) The Company shall, as of the end of each calendar year, credit to the account interest on the average balance in such account during such calendar year at an annual interest rate equal to the Prime Rate, as published in The Wall Street Journal on the first business day of the calendar year in which the interest is accrued.

(d) Upon the occurrence of a Distribution Triggering Event, payment of an Eligible Director’s Deferred Cash Compensation will be made as follows:

•Notwithstanding any other contrary provision contained herein or in any Valid Election, if at the time of the Distribution Triggering Event, the director has been an Eligible Director for less than ten (10) full years, or if an Eligible Director dies, he or she (or his or her beneficiaries or executors) shall receive all (100%) of his or her deferred compensation in a lump-sum amount (i) immediately, in the event of an Eligible Director’s death, or (ii) as soon as practicable following the first Business Day of January of the calendar year immediately following the occurrence of the Distribution Triggering Event.

•If, at the time of the Distribution Triggering Event, the director has been an Eligible Director for at least ten (10) full years, payment will be made in accordance with such Eligible Director’s Payout Election. If a lump-sum amount is selected by an Eligible Director as his or her Payout Election, then such director shall receive all (100%) of his or her deferred compensation in a lump-sum amount as soon as practicable following the first Business Day of January of the calendar year immediately following the occurrence of the Distribution Triggering Event. The same Payout Election shall apply to all deferred compensation payable under this Plan, and such Payout Election must be communicated in writing on the DEFERRED COMPENSATION (409A) ELECTION FORM. Once a Payout Election has been selected, it cannot be amended, revoked or rescinded, either retroactively or prospectively. If no Payout Election is made, payment of deferred compensation shall be in the form of a lump-sum

(e) If an Eligible Director’s Payout Election provides for annual installment payments, such payments shall begin on the first day of the calendar year next following or coincident with the Distribution Triggering Event. Any payments coming due at or after the Eligible Director’s death shall be paid as a lump-sum to the beneficiary designated in writing by the Eligible Director. If no such designation is in effect at the time any distribution becomes due hereunder, such distribution shall be made to the Eligible Director’s surviving spouse and, if the Eligible Director leaves no spouse surviving, to the Eligible Director’s executor or administrator. Beneficiary designations and changes thereof may be made by the Eligible Director during his or her lifetime by written notice filed with the Corporate Secretary of Tompkins Financial Corporation, which designation, and any subsequent change, shall take effect as of the date the notice is signed, recorded, and accepted by the Corporate Secretary of Tompkins Financial Corporation, subject to any payment made by the Company or action taken by it before acceptance of the notice by the Corporate Secretary.

(f) In the event an Eligible Director serves as a director of more than one of the entities comprising the Company, his or her eligibility for payment under Section 6(d)(i) will be determined and paid separately relative to each entity.

7. Spendthrift Provision. No benefit hereunder may be assigned, anticipated, or hypothecated and, to the extent permitted by law, no sum payable under this Plan shall be subject to legal process or attachment for payment of any claim against any payee hereunder.

8. Effective Date and Term of Plan. This Plan, as second amended and restated, is effective as of January 1, 2020 (the “Effective Date”). The term of this Plan shall be indefinite.

9. Amendment and Termination. This Plan may at any time or from time to time be amended, modified or terminated by the TFC Board; provided that, no amendment or modification will, without the requisite approval of the stockholders of the Company, effectuate a change for which stockholder approval is required under applicable law or the rules of the American Stock Exchange or of such other national securities exchange or automated quotation system on which the Stock may be listed or admitted to trading, and further provided that no such amendment, modification or termination will, without the consent of the Eligible Director, adversely affect the Eligible Director’s accruals through the date of such amendment, modification or termination in his or her Deferred Stock Compensation or Deferred Cash Compensation accounts.

10. Binding Upon Successors. The Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Eligible Directors and their heirs, executors, administrators and legal representatives. In the event of the merger or consolidation of the Company with or into any other corporation, or in the event substantially all of the assets of the Company shall be transferred to another corporation, the successor corporation resulting from the merger or consolidation, or the transferee of such assets, as the case may be, shall, as a condition to the consummation of the merger, consolidation or transfer, assume the obligations of the Company hereunder and shall be substituted for the Company hereunder.

11. Restricted Shares. Any Fees which an Eligible Director elects to receive as Restricted Shares will be calculated and paid as follows; only Eligible Directors of Tompkins Financial Corporation are eligible to elect compensation as Restricted Shares. On each Payment Date (as defined in Section 1), the Fees earned will be divided by the closing Stock price on the Payment Date, with the resulting quotient equaling the number of Restricted Shares owed to such director on the Payment Date, subject to any taxes required to be withheld under applicable laws and regulations of any governmental authorities. Restricted Shares are issued as a “private placement” under Section 4(a)(2) of the Securities Act and, thus, the director must comply with Securities Act Rule 144 (“Rule 144”), and the Restricted Shares are deemed “restricted securities” under Rule 144. Among other things, this means that the Restricted Shares must be held by the director for a period of at least six months, and thereafter the director may sell the Restricted Shares only in compliance with the manner of sale and notice requirements of Rule 144 (as well as Company insider trading policies and any other applicable restrictions). The Restricted Shares will bear a “private placement” legend (either physically or electronically tagged), and any sales of Restricted Shares will also require pre-clearance through the Company’s Corporate Secretary and an opinion of counsel that the legend may be removed from the Restricted Shares.